UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2026

DATAMEDS AI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42530	93-3264234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive

Suite 950

Tampa, FL 33607

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 203-6092

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MEDS	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed on May 20, 2026, DataMEDS AI, Inc. (formerly Wellgistics Health, Inc.) (the “Company”) entered into a Fully Binding Term Sheet, dated May 18, 2026, with EOS Technology Holdings, Inc. (“EOS”), Scilex Holding Company (“Scilex”), Datavault AI Inc. (“Datavault”), HealthBridge Advisors, LLC (“HBA”), and Fortitude Advisors, LLC (“Fortitude”). On July 29, 2026, the Company entered into an Amended and Restated Letter of Intent (the “LOI”) with EOS, Scilex, Datavault and HBA (although Fortitude is not a party to the LOI, certain rights and obligations relating to Fortitude remain contemplated in connection with the proposed transaction, as described below) pursuant to which, subject to the negotiation and execution of definitive agreements, the Company would acquire or exclusively license certain Quality of Life Peace of Mind (“QOLPOM / QLPM”)-related intellectual property assets from EOS and Scilex, expand its existing PharmacyChain license with Datavault to exclusively include Datavault AI Health (subject to carve-outs for intellectual property already licensed to Vivasor, Inc., Scilex and/or Quantum Scan Holdings, Inc.), and acquire a controlling interest in Tollo Health, LLC (“Tollo”) through an exchange of membership interests with HBA, the controlling member of Tollo. The LOI contemplates that the Company would issue shares of common stock, or “Acquisition Stock,” to EOS, Scilex, Datavault, and HBA, with no preferred stock, convertible securities or contingent conversion features being issued as consideration in the proposed transaction.

The LOI provides that, upon issuance of the Acquisition Stock, EOS, Scilex, Datavault, and HBA are expected to own, in the aggregate, approximately 84.6% of the Company’s common stock (EOS – 19.9%; Scilex – 19.9%; Datavault – 19.9%; and HBA – 24.9%), with Fortitude expected to own approximately 5% and the Company’s existing public common stockholders expected to hold the remaining approximately 10.4%, in each case as target post-closing ownership percentages on a fully diluted basis, based on capitalization assumptions to be reflected in a capitalization model to be attached to the definitive agreements (which capitalization model will control in the event of any inconsistency), subject to adjustment for the liability reduction framework, financing transactions (including the ATM described below), conversion or settlement of convertible debt, transaction expenses, any reverse stock split and such other adjustments as are agreed in the definitive agreements, and the terms of definitive agreements. The LOI also contemplates that the Company will use one or more liability reduction or financing transactions to address outstanding Company liabilities prior to the closing; any remaining unsettled liabilities, subject to an agreed minimum threshold, may reduce the Acquisition Stock issuable to HBA pursuant to the liability reduction framework, and additional financing support in connection with the proposed transaction. In addition, the LOI contemplates that the definitive agreements will include post-closing transfer restrictions applicable to certain parties, including a six (6) month lock-up period after closing for certain holders of Acquisition Stock; the final scope of the transfer restrictions applicable to the parties and their respective shares of Acquisition Stock will be set forth in the definitive agreements.

The LOI contemplates that the definitive agreements will include a registration rights agreement pursuant to which the Company will file a registration statement on Form S-3 (or Form S-1 if Form S-3 is unavailable) covering the resale of the shares of Acquisition Stock within forty-five (45) days following the closing, and will use commercially reasonable efforts to cause such registration statement to be declared effective within ninety (90) days following the closing.

The proposed transaction remains subject to due diligence, negotiation and execution of definitive agreements, receipt of a fairness opinion, approval by the Company’s board of directors, applicable stockholder approvals, financing availability, Nasdaq requirements (including, if the proposed transaction is treated as a change of control under Nasdaq Listing Rule 5110(a), approval of an initial listing application), and other customary conditions. No assurance can be given that definitive agreements will be entered into, that any fairness opinion will support such valuation, that required financing or approvals will be obtained, that the Company will maintain its Nasdaq listing, or that the proposed transaction will be consummated on the terms described in the LOI or at all.

The LOI contemplates certain immediate and post-closing management and board changes. Immediately following the closing, the Company would appoint two new management team members mutually agreed upon by EOS, Scilex, Datavault, HBA and the Company’s board of directors, and four board designees (one designated by each of EOS, Scilex, Datavault and HBA, in each case subject to applicable approvals and the terms of definitive agreements.

Certain provisions of the LOI are intended by the parties to be legally binding, including provisions relating to the Minimum Investment described above, the signing of the LOI and the appointment of the Interim Co-Chief Executive Officer, fees and expenses, confidentiality, governing law, counterparts, exclusivity, access to information, and the integration provision of the LOI, pursuant to which the LOI supersedes and replaces in its entirety the Fully Binding Term Sheet dated May 18, 2026 and all prior proposals, term sheets, letters of intent and understandings among the parties relating to the proposed transaction. The LOI otherwise is intended to serve as a guide for the parties in preparing definitive agreements and does not constitute the final agreement of the parties with respect to the proposed transaction. Under the exclusivity provisions of the LOI, the parties have agreed, subject to the terms and conditions set forth therein, to negotiate exclusively with one another through September 30, 2026, subject to a thirty (30) day due diligence period during which the Company may terminate the LOI in specified circumstances, to the fiduciary duties of the Company’s board of directors, and to certain expense reimbursement obligations of the Company applicable in specified circumstances.

The foregoing description of the LOI does not purport to be complete and is qualified in its entirety by reference to the full text of the LOI, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Letter of Intent dated July 29, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2026	DATAMEDS AI, INC.

	By:	/s/ Prashant Patel
Prashant Patel, President

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